Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Western Asset Mortgage Capital Corporation and its subsidiaries of our report dated March 6, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Western Asset Mortgage Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Los Angeles, California
May 18, 2020